Exhibit 10.2

Minim, Inc.

Non-Employee Directors

Compensation Plan

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Table of Contents (continued)

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Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Minim, Inc., a Delaware corporation, (the “Company”) hereby adopts the Minim, Inc. Non-Employee Directors Compensation Plan (the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, and Restricted Stock Units. This Plan shall become effective as of the date of approval by the Company’s Board of Directors; provided however, that no Restricted Stock or Stock Awards shall be granted prior to stockholder approval of the Plan, and no Awards of any type hereunder shall vest unless and until stockholder approval of the Plan.

1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company and its Subsidiaries through incentives that are consistent with the goals of the Company and its Subsidiaries and that link the personal interests of Participants to those of the Company’s stockholders, to provide Participants with an incentive for excellence in individual performance, and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company and its Subsidiaries in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the success of the Company and its Subsidiaries and to allow Participants to share in that success.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and remain in effect, subject to the right of the Administrator to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

“Administrator” means the Compensation Committee of the Board or such other committee of one or more Board members to which the Board allocates administration of the Plan. The Administrator shall be comprised of individuals who shall satisfy the independence or other requirements of any exchange on which Shares are listed and to the extent necessary in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) with respect to transactions related to Awards under the Plan, be comprised entirely of “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, unrestricted Shares, or Restricted Stock Units.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

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“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means that Participant is determined by the Administrator to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company, under circumstances that could normally be expected to result in loss, damage, or injury to the Company, or because Participant has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer or employee of the Company to break any contract or service arrangement with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or while in the service of the Company has engaged in any conduct that constitutes competition with the Company. The preceding notwithstanding, if the Participant has a written employment, severance or similar agreement with the Company that defines the term Cause, then the definition(s) of such term in such agreement shall control for purposes of this Plan. The Administrator may also determine that a Participant’s termination was for Cause retroactively if the Administrator determines after the date of termination that grounds for termination for Cause existed at the time of termination. The determination as to whether a Participant termination was for Cause shall be made in good faith by the Company and shall be final and binding on the Participant.

“Change in Control” means (1) a sale of all or substantially all of the Company’s assets, or (2) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (3) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company or (4) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election or nomination for election by the Company’s stockholders, of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director. However, with respect to a Section 409A Award, the event must also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Minim, Inc, a Delaware corporation.

“Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or a Subsidiary shall be considered an Employee for purposes of the Plan.

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“Disability” has the meaning given by Code Section 22(e)(3), i.e., the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

“Effective Date” has the meaning given in Section 1.1 hereof.

“Employee” means any employee, including an officer, of the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” as of any date and in respect of any Share means the then most recent closing price of a Share reported by the exchange or other trading system on which Shares are primarily traded or, if the Shares are not publicly traded, then the fair market value of Shares shall be as determined by the Administrator using a reasonable valuation method that satisfies the requirements of Section 409A. In no event shall the fair market value of any Share be less than its par value (if any).

“Fiscal Year” means the annual period with respect to which the Company reports for Federal income tax purposes.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Insider” means an individual who is, on the relevant date, an executive officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 and Rule 13d-3 of the Exchange Act.

“Nonqualified Stock Option” or “NQSO” means an option that is not an Incentive Stock Option.

“Option” means an option granted pursuant to Article 6.

“Option Agreement” means an agreement between the Participant and the Company evidencing the terms of an Option.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Participant” means a nonemployee Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

“Performance Period” means the time period during which the performance goals and/or service requirements with respect to an Award must be met.

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“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is not permitted (e.g., based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Administrator, at its discretion), and the Shares are subject to a substantial risk of forfeiture, pursuant to the Restricted Stock Award Agreement, as provided in Article 8 hereof.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) of the Exchange Act.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 hereof.

“Restricted Stock Units” means an Award granted to a Participant the value of which is denominated in Shares and is earned by satisfaction of specified service requirements and such other terms and conditions that the Administrator may specify, as described in Article 9 hereof.

“Section 409A” means Code Section 409A and the regulations and other guidance issued thereunder.

“Section 409A Award” means an Award that is subject to the requirements of Section 409A.

“Service” means the Participant’s employment or service with the Company or a Subsidiary.

“Shares” means shares of the Company’s common stock, par value $.01 per share.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Article 7 hereof.

“Subsidiary” generally means any corporation, partnership, joint venture, or other entity in a chain of organizations all of which have a controlling interest in another organization, beginning with the Company and ending with the Subsidiary, subject to the special rules of Reg. §1.409A-1(b)(5)(iii). For Options or SARs, Subsidiary has the meaning given by the regulations under Section 409A to the term “service recipient stock” such that a grant of an Option or SAR to an employee of a Subsidiary will be a grant related to service recipient stock.

“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or (ii) with which the Company merges or otherwise combines.

“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7 hereof, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

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Article 3. Administration

3.1 Power of Administrator. The Plan shall be administered by the Administrator. Except as limited by law (including, with respect to Section 409A Awards, the requirements of Section 409A) or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Administrator shall have full power to

(a)	determine the sizes and types of Awards;

(b)	determine the terms and conditions of Awards in a manner consistent with the Plan;

(c)	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(d)	establish, amend, or waive rules and regulations for the Plan’s administration;

(e)	accelerate or waive vesting conditions in whole or part, including without limitation upon the death or disability of a Participant, or otherwise amend the terms and conditions of any outstanding Award, consistent with the terms of the Plan; and

(f)	make all other determinations that it deems necessary or advisable for the administration of the Plan.

3.2 Delegation. As permitted by law and the terms of the Plan, the Administrator may delegate its authority herein. Any such delegatee(s) shall be considered the Administrator with respect to authority so delegated.

3.3 Decisions Binding. All determinations and decisions made by the Administrator pursuant to the provisions of the Plan and all related orders and resolutions of the Administrator shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Subsidiaries, Directors, Employees, Participants, and their estates and beneficiaries, unless changed by the Board.

3.4 Liability. No member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award granted hereunder.

Article 4. Shares Subject to the Plan, Maximum Awards and Limitations

4.1 Number of Shares Available for Grants. Shares may be authorized, unissued shares or Treasury shares. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance to Participants under the Plan shall equal one million two hundred fifty thousand (1,250,000) Shares, which consists of 544,258 Shares plus 705,472 Shares that were previously approved by the stockholders of the Company as available for issuance under the Company’s 2019 Directors Stock Option Plan but not awarded prior to the Effective Date of this Plan; no further awards shall be made under the Company’s 2019 Directors Stock Option Plan after the Effective Date of this Plan. If unvested Shares are forfeited or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan, but the total number of such forfeited Shares that become available may not exceed twice the maximum number set forth in the preceding sentence. The Administrator shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan, subject to the following rules:

(a)	Any Shares covered by an Award (or a portion of an Award) granted under the Plan which is forfeited or canceled or expires shall be deemed not to have been delivered for purposes of determining counting the Shares available for delivery under the Plan.

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(b)	If any unissued Shares are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan (unless the Plan has terminated).

(c)	If an Option may be settled by issuing net Shares (i.e., withholding a number of Shares equal to the exercise price), the full number of shares of the Company’s common stock covered by the Option shall be counted (not the net Shares issued).

(d)	The full number of shares of the Company’s common stock covered by freestanding SARs shall be counted (not the net Shares issued). Freestanding SARs that may be settled in cash only shall not be counted.

4.2 Adjustments in Authorized Shares. Upon a change in corporate capitalization, such as a stock split, stock dividend or a corporate transaction, such as any merger, consolidation, combination, exchange of shares or the like, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares that may be delivered under Section 4.1 hereof, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.5 hereof, as may be determined to be appropriate and equitable by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights.

4.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2 hereof), events presented as extraordinary (or similar term) on the Company’s audited financial statements, purchase or sale of substantial assets, an unbudgeted material expense incurred by or at the direction of the Board, or a material litigation settlement or judgment) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Administrator determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s or any Award’s meeting the requirements of Code Section 409A.

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4.4 Minimum Service Requirement for Service-Based Awards. Stock-based Awards that vest solely based on service will be subject to a minimum vesting period requiring at least one year of service; provided that the Administrator may adopt shorter vesting periods or provide for accelerated vesting after less than one year: (i) in connection with terminations of employment due to death, disability, retirement or other circumstances that the Administrator determines to be appropriate; (ii) in connection with a Change in Control in which the Award is not continued or assumed (e.g., the Award is not equitably converted or substituted for a substantially similar award of the successor company); (iii) for grants made in connection with an acquisition by the Company or its Subsidiaries in substitution for pre-existing awards; (iv) for new hire inducement awards or off-cycle awards; or (v) to comply with contractual rights in effect on the Effective Date.

4.5 Individual Limitations. The following limitations shall apply to the grant of any Award to a Participant in a Fiscal Year:

(a)	Full-Share-Based Awards: The maximum aggregate number of Shares that may be granted in any one fiscal year to any one Participant with respect to Awards of Restricted Stock, Stock Awards, or Restricted Stock Units that are determined with respect to the full value of Shares shall be 20,000.

(b)	Appreciation-Based Awards: The maximum aggregate grant of Shares in any one fiscal year to any one Participant with respect to Awards of Nonqualified Stock Options or Stock Appreciation rights or Awards that are otherwise determined with respect to appreciation in value of a Share shall be 30,000.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include only a Directors who are not Employees of the Company or a Subsidiary at the time of grant of an Award.

5.2 Actual Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from all eligible Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as determined by the Administrator. All Options granted under the Plan shall be Nonqualified Stock Options.

6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the terms of the Plan.

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6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Administrator; provided, however, the per-share exercise price shall not be less than the Fair Market Value of the Shares on the date of grant.

6.4 Duration of Options. Unless the Option Agreement provides a different expiration date,

(a)	each Option shall expire on the tenth (10th) anniversary of the date the Option was granted, and

(b)	each Option shall expire in accordance with Article 14.

6.5 Exercise of Options. Options shall be exercisable at such times and shall be subject to such restrictions and conditions as the Administrator shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Option Price for the Shares. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist of:

(a)	cash (or its equivalent) or check (in United States dollars unless otherwise determined by the Administrator);

(b)	by delivery ( or by attestation) of previously acquired whole (not fractional) Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such other period as may be required for securities law purposes or to avoid the Company’s incurring an adverse accounting charge);

(c)	by a net exercise method or by a cashless exercise method, including a broker-assisted cashless exercise, that complies with the Applicable Laws (including without limitation the requirements of Regulation T and other applicable regulations promulgated by the Federal Reserve Board) and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes;

(d)	subject to any requirements of the Applicable Laws, delivery of Participant’s promissory note having such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate;

(e)	any combination of the foregoing methods of payment; or

(f)	such other consideration and method of payment as determined by the Administrator and to the extent permitted under Applicable Laws.

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In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise other than cash or certified check.

6.7 Registration. Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall register, in the Participant’s name, Shares in an appropriate amount based upon the number of Shares purchased pursuant to the Option(s).

6.8 Restrictions on Shares. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article as it may deem advisable, including, without limitation, Periods of Restrictions or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Nontransferability of Options. Except as otherwise provided in the applicable Award Agreement, no NQSO may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in the applicable Award Agreement, all NQSOs granted to a Participant shall be exercisable during such Participant’s lifetime only by such Participant.

6.10 Early Exercise. Option grants may in the Administrator’s discretion include a provision whereby the Participant may elect at any time before his or her service for the Company terminates and after stockholder approval of the Plan to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option, and any Shares acquired upon such exercise shall be subject to the same vesting and other restrictions as applied to the Option.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs (including SARs) may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of a SAR shall not be less than the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of Tandem SARs shall equal the Option Price of the related Option.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that the SAR must expire on or before the date that is the tenth anniversary of the date of grant.

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7.4 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

As provided in the Award Agreement, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Any Shares delivered in payment shall be deemed to have a value equal to the Fair Market Value on the date of exercise of the SAR.

7.6 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during such Participant’s lifetime only by such Participant.

Article 8. Restricted Stock and Stock Awards

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Administrator shall determine.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Administrator shall determine which are not inconsistent with the terms of this Plan.

8.3 Transferability. Except as provided in the Award Agreement, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, encumbered, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during such Participant’s lifetime and prior to the end of the Period of Restriction only to such Participant or such Participant’s legal representative.

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8.4 Other Restrictions. The Administrator may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Administrator, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in the Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5 Voting Rights. If the Administrator so determines, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder (whether or not the Company holds the certificate(s) representing such Shares) may, if the Administrator so determines, be credited with dividends paid with respect to the underlying Shares while they are so held. The Administrator shall apply any vesting and other restrictions to the dividends that the apply to the Shares of Restricted Stock to which they relate, so that no dividends may be paid on Shares of Restricted Stock that are not earned.

8.7 Stock Award. The Administrator may grant and award Shares to a Participant that are not subject to Periods of Restrictions and which may be subject to such conditions or provisions as the Administrator may deem advisable including, without limitation, a requirement that the Participant pay a stipulated purchase price for each Share.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units, Performance Units, and Performance Shares. Subject to the terms of the Plan, Restricted Stock Units representing the conditional right to receive future payment, may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Administrator.

9.2 Award Agreement. At the Administrator’s discretion, each grant of Restricted Stock Units may be evidenced by an Award Agreement that shall specify the initial value, the duration of the Award, the performance measures and/or service requirements, if any, applicable to the Award, and such other provisions as the Administrator shall determine which are not inconsistent with the terms of the Plan.

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9.3 Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Administrator shall set in its discretion the conditions which, depending on the extent to which they are met, will determine the number and/or value of Restricted Stock Units that will be paid out to the Participant. Generally, a Participant’s right to receive amounts under a Restricted Stock Unit award shall be based on the Participant’s satisfaction of a service requirement and such other terms and conditions that the Administrator may specify.

9.4 Earning of Restricted Stock Units. As provided in the Award Agreement, after the applicable Performance Period has ended, the holder of Restricted Stock Units shall be entitled to receive payout on the number and value of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding requirements have been achieved.

9.5 Form and Timing of Payment of Restricted Stock Units; No Dividend Equivalent. Payment of earned Restricted Stock Units shall in the form of Shares that have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period. Shares so paid may be delivered subject to any restrictions deemed appropriate by the Administrator. Cash will be issued in for any fractional shares. Participants holding Restricted Stock Units) shall not be entitled to receive dividend units with respect to dividends declared with respect to the Shares underlying such Awards.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under such Awards shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s legal representative.

Article 10. Termination for Cause

If a Participant’s Service is terminated by the Company for Cause, then all Awards hereunder, vested or unvested, shall terminate and be forfeited automatically upon a determination of Cause, and all Options shall cease to be exercisable.

Article 11. Rights of Participants

11.1 Employment. Nothing in the Plan shall confer upon any Participant any right to continue in Service or interfere with or limit in any way the right of the Company to terminate any Participant’s directorship at any time.

11.2 Participation. No Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

11.3 Rights as a Stockholder. Except as provided in Sections 8.5 and 8.6 hereof or in applicable Award Agreement consistent with such Sections, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such Shares, or the Period of Restriction has expired, as applicable.

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Article 12. Termination of Service

12.1 Effect of Termination. The effect of the termination of the Participant’s Service for any reason other than Cause shall be determined in accordance with the terms of the Participant’s Award Agreement.

12.2 Leave of Absence. The Administrator shall be entitled to make such rules, regulations, and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Administrator shall be entitled to determine: (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and (b) the impact, if any, of such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence. Notwithstanding the foregoing, with respect to any Section 409A Award, all leaves of absences and determinations of terminations of employment must be construed and interpreted consistent with the requirements of Section 409A and the definition of “separation from service” thereunder.

12.3 Termination. For purposes of this Article, a “termination” includes an event which causes a Participant to lose his eligibility to participate in the Plan (e.g., an individual is employed by a Subsidiary that ceases to be a Subsidiary). In the case of a nonemployee director, the meaning of “termination” includes the date that the individual ceases to be a director of the Company.

12.4 Different Rules. Notwithstanding the foregoing, the Administrator has the authority to prescribe different rules that apply upon the termination of employment of a particular Participant, which shall be memorialized in the Participant’s original or amended Award Agreement or similar document. However, with respect to any Award subject to Section 409A, any reference to “termination of employment” or similar term shall mean an event that constitutes a “separation from service” within the meaning of Section 409A.

12.5 Forfeiture. An Award that remains unexercised after the latest date it could have been exercised under any of the foregoing provisions or under the terms of the Award shall be forfeited.

Article 13. Change in Control

In the event of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchange or trading system, the following provisions shall apply:

13.1 Continued or Assumed Awards. If an Award is continued or assumed (e.g., the Award is equitably converted or substituted for a substantially similar award of the successor company), then upon the Change in Control:

(a)	Any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term; and

(b)	Any restriction periods and service restrictions imposed on Awards shall lapse and such Awards shall be treated as vested.

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13.2 Awards Not Continued or Assumed. If an Award is not so continued or assumed (e.g., the Award is not equitably converted or substituted for a substantially similar award of the successor company), then

(a)	the Plan shall upon the Change in Control terminate and, in connection therewith,

(i) any and all Options and SARs granted hereunder shall become fully exercisable during their remaining term; and

(ii) any restriction periods and service restrictions imposed on Awards shall lapse and such Awards shall be treated as vested.

(b)	To effectuate the Plan termination, the Administrator may:

(i) terminate Options or SARs in exchange for a payment in cash, securities, and/or other property equal to the amount by which the Fair Market Value of the Shares subject to such Option or SAR to the extent the Option or SAR exceeds the exercise price with respect to such Shares;

(ii) terminate Options or SARs provided that each Participant is first notified of and given the opportunity to exercise his/her Options or SARs for a specified period of time (of not less than 10 days) from the date of notification and before the Option or SAR is terminated;

(iii) accelerate to the Change in Control the time for payment of any Award, other than an Award subject to Code Section 409A the acceleration of payment of which would result in additional taxes under Section 409A;

(iv) implement any combination of the foregoing or

(v) implement any other action with respect to settlement of an Award consistent with the foregoing that it deems appropriate.

Article 14. Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part.

14.2 Awards Previously Granted. Subject to Article 15, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

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14.3 Stockholder Approval Required for Certain Plan Amendments. Stockholder approval will be required for any amendment of the Plan that does any of the following: (a) increases the maximum number of Shares subject to the Plan; (b) changes the designation of the class of persons eligible to receive Awards under the Plan; or (c) modifies the Plan in a manner that requires stockholder approval under applicable law or the rules of a stock exchange or trading system on which Shares are traded.

14.4 Restriction on Repricing or Amending Awards or Plan to Reduce Option or Grant Price. Notwithstanding any other provision of this Plan, the Administrator may not authorize any amendment of an outstanding Award, and shareholder approval will be required for any amendment of the Plan, that does any of the following: (a) permits the grant of any Option with an Option Price less than the Fair Market Value of the Shares on the date of grant; (b) reduces the Option Price of an outstanding Option, either by lowering the Option Price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price; (c) permits the grant of any SAR with a grant price that is less than the Fair Market Value of the Shares on the date of grant; or (d) reduces the grant price of an outstanding SAR, either by lowering the grant price or by canceling an outstanding SAR and granting a replacement SAR with a lower exercise price.

Article 15. Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes (including social security or social charges), domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant may satisfy, totally or in part, such Participant’s obligations pursuant to this Article by electing to have Shares withheld, to redeliver Shares acquired under an Award, or to deliver previously owned Shares that have been held for at least six (6) months (or such other period as may be required for securities law purposes or to avoid the Company’s incurring an adverse accounting charge). Any election made under this Article may be disapproved by the Administrator at any time in its sole discretion. If an election is disapproved by the Administrator, the Participant must satisfy his obligations pursuant to this paragraph in cash.

Article 16. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, through merger, consolidation, or otherwise, of all or substantially all of the business, stock and/or assets of the Company.

Article 17. Substitute Awards

“Substitute Awards” means Awards granted by the Administrator upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity (i) all or a portion of the assets or equity of which is acquired by the Company or (ii) with which the Company merges or otherwise combines.

(a)	Notwithstanding any terms or conditions of the Plan to the contrary, Substitute Awards may have substantially the same terms and conditions, including without limitation provisions relating to vesting, exercise periods, expiration, payment, forfeiture, and the consequences of termination of service, as the awards that they replace, as determined by the Administrator in its sole discretion.

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(b)	The recipient or holder of a Substitute Award shall be an eligible Participant hereunder even if not an Employee or Director with respect to the Company or an Affiliate.

(c)	In the case of a Substitute Award, the date of grant may be treated as the effective date of the grant of such Award under the original plan under which the award was authorized.

(d)	The per share exercise price of an Option that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of any exchange on which Shares are listed and Section 409A or Section 424 of the Code, as applicable. The per share exercise price of a SAR that is a Substitute Award or an Adjusted Award may be less than 100% of the Fair Market Value of a Share on the date of grant, provided that such substitution or adjustment complies with applicable laws and regulations, including the listing requirements of any exchange on which the Shares are listed and Section 409A, as applicable.

Article 18. General Provisions

18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, unless determined otherwise by the Board. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

18.5 Recoupment or Clawback. Awards under the Plan shall be subject to such Company policies or such applicable statutes, rules, or regulations regarding recoupment or clawback as may be in effect from time-to-time, regardless of whether the Participant is in the service of the Company or an affiliate at the time the events giving rise to the recoupment or clawback occur or are discovered. In particular, and not in limitation of the foregoing, if for any reason the Company’s financial statements must be restated for any part of a performance period to which an award for a Participant relates or is outstanding as a result of material noncompliance with accounting requirements, then such award will be forfeited, and be repaid to the Company, in such amount or to such extent as the Administrator shall determine. As used herein, a recoupment policy includes any policy of the type contemplated by Section 10D of the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission adopted pursuant thereto, or any related rules or listing standards of any national securities exchange or national securities association applicable to the Company.

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18.6 Listing. The Company may use reasonable endeavors to register Shares issued pursuant to Awards with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any state or foreign securities laws, stock exchange, or trading system.

18.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.8 No Additional Rights. No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or to limit in any way the right of the Company or any Subsidiary to terminate a Participant's employment or other relationship at any time, with or without Cause.

18.9 Noncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or trading system.

18.10 Governing Law. The Plan and each Award Agreement shall be governed by the internal laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts whose jurisdiction covers Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

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18.11 Compliance with Section 409A. It is intended that Awards under the Plan are either exempt from Section 409A or are structured to comply with the requirements of Section 409A. The Plan shall be administered and interpreted in accordance with that intent. By way of example, the following rules shall apply:

(a)	Any provision of the Plan that would conflict with the requirements of a Section 409A Award shall not apply to a Section 409A Award.

(b)	Any adjustment or modification to a Section 409A Award shall be made in compliance with Section 409A (e.g., any adjustment to an Option or SAR under Section 4.2 hereof shall be made in accordance with the requirements of Section 409A).

(c)	For Section 409A Awards, all rights to amend, terminate or modify the Plan or any Award are subject to the requirements and limitations of Section 409A.

(d)	For Section 409A Awards, any payment or distribution that is triggered upon termination or cessation of employment or a comparable event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

(e)	With respect to amounts payable under a Section 409A Award, in the event that a Participant is a “specified employee” as defined in Section 409A, any amount that is payable in connection with the Participant’s separation from service shall not be paid prior to the date which is six months after the date the Participant separates from service (or, if earlier, the date the Participant dies). A Participant who is subject to the restriction described in the previous sentence shall be paid on the first day of the seventh month after the Participant’s separation from service an amount equal to the benefit that the Participant would have received during such six-month period absent the restriction.

While the Company intends for Awards to either be exempt from or in compliance with Section 409A, neither the Company nor the Administrator shall be liable to any person for the tax consequences of any failure to comply with the requirements of Section 409A or any other tax consequences relating to Awards under this Plan.

18.12 Facility of Payment. If any Participant is determined by the Administrator to be incompetent by reason of physical or mental disability to receive a payment hereunder or to exercise an Award, then the Administrator may cause the payment or payments becoming due to such person and/or the exercise of the Award to be made to and/or by such Participant’s legal representative for the benefit of the Participant, upon such proof of representation as the Administrator shall determine; provided, however, the Administrator and the Company shall not be responsible to follow how any payment is applied by such representative.

18.13 Deferrals. Subject to the requirements of Section 409A, the Administrator may in its sole discretion permit or require a Participant to defer such Participant’s receipt of the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or payment of a Stock Award. If any such deferral election is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals provided that such rules must comply with the requirements of Section 409A.

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MINIM, INC.

By:	/s/ Sean Doherty
Title:	Chief Financial Officer
Date:	November 15, 2021

Dated of Adoption by the Board:	November 9, 2021
Date of Stockholder Approval:

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